Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 13, 2025, with respect to the consolidated financial statements of Candel Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 13, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.